UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2006
SkillSoft Public Limited Company

(Exact Name of Registrant as Specified in Charter)

Republic of Ireland	0-25674	None

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

107 Northeastern Boulevard Nashua, New Hampshire	03062

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (603) 324-3000

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement
On September 28, 2006, SkillSoft Public Limited Company (the “Company”) held its Annual General Meeting of Shareholders (the “AGM”). At the AGM, the Company’s shareholders approved an amendment to the Company’s 2002 Share Option Plan to increase the total number of shares reserved for issuance thereunder by 1,400,000 ordinary shares of €0.11 each (to 8,850,000 ordinary shares of €0.11 each). The amendment will be effected through a reallocation of shares currently available for grant under the Company’s 1996 Supplemental Stock Plan (the “1996 Plan”), resulting in an amendment to the 1996 Plan to reduce the shares issuable thereunder by an aggregate of 1,400,000 ordinary shares.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkillSoft Public Limited Company
Date: October 3, 2006	By:	/s/ Charles E. Moran
Charles E. Moran
President and Chief Executive Officer